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                                                                    EXHIBIT 23.2



                                              [PURVIS GRAY & COMPANY LETTERHEAD]





                                  CONSENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


April 9, 1997


Key Florida Bancorp, Inc.
6016 - 26th Street West, Suite 1
Bradenton, Florida 34207

Gentlemen:

We consent to the incorporation by reference into the Annual Report on Form 10KSB filed by Key Florida Bancorp, Inc. of our report dated March 7, 1997, with respect to the financial statements of Key Florida Bancorp, Inc. for the year ended December 31, 1996.




                                              PURVIS, GRAY AND COMPANY



                                              /s/ Robert O. Dale
                                              ----------------------------------
                                              Robert O. Dale, C.P.A

Gainesville, Florida